Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899
INTEVAC ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS
Record Backlog for Both Equipment and Photonics Businesses
Santa Clara, Calif.—May 3, 2010—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter ended April 3, 2010.
Highlights for the first quarter include:
•	Record backlog of $152.3 million

•	Total revenues of $33.1 million, up 169% year-on-year

•	Gross margin of 43.7%, up 9.1% year-on-year

•	Third consecutive quarter of record Photonics revenues

•	Business agreement signed with a new solar customer
“We are pleased to report first quarter results that exceeded our earnings per share guidance and met the high end of our revenue guidance,” commented Kevin Fairbairn, president and chief executive officer of Intevac. “Additionally, both our Equipment and Photonics businesses achieved record backlog levels following another quarter of strong bookings. The industry outlook and growth for our Equipment business remains positive as tight supply and strong demand for hard drives is forecasted to continue throughout 2010. Current analyst forecasts predict another strong growth year for hard drives in 2011, which we estimate will result in further capacity additions next year, given the anticipated capacity constraints in 2010.”
“We received an order for our LEAN SOLAR system, which will be our first shipment into the solar photovoltaic market, an important step towards expanding our served equipment markets. LEAN SOLAR is an extension of our production-proven 200 Lean system adapted to serve the needs of the photovoltaic cell market. In our Photonics business, we achieved record revenues this quarter, continuing our strong growth trajectory with further proliferation of our night vision products on new military programs and platforms,” concluded Mr. Fairbairn.
First Quarter 2010 Summary
Net income for the quarter was $1.4 million, or $0.06 per diluted share, compared to a net loss of $5.8 million, or $0.26 per diluted share, in the first quarter of 2009.
Revenues for the quarter were $33.1 million, including $25.6 million of Equipment revenues and Intevac Photonics revenues of $7.6 million. Equipment revenues consisted of two 200 Lean® systems, upgrades, spares and service. Intevac Photonics revenues consisted of $4.2 million of research and development contracts and a record $3.4 million of product sales or 44.2% of Photonics revenues. In the first quarter of 2009, revenues were $12.3 million, including $6.1 million of Equipment revenues and $6.2 million of Intevac Photonics revenues which included $2.6 million of product sales or 41.3% of Photonics revenues.

Equipment gross margin in the quarter improved to 48.7%, compared to 29.9% in the first quarter of 2009, primarily as a result of increased revenues and higher factory utilization. Intevac Photonics gross margin of 26.7% decreased compared to 39.4% in the first quarter of 2009, reflecting higher costs as we ramp to high-volume production of our digital night-vision camera module to our NATO customer and lower margins on technology development programs. Consolidated gross margin increased to 43.7%, compared to 34.7% in the first quarter of 2009. Operating expenses for the quarter totaled $13.1 million, a decline of 4.6% compared to $13.7 million in the first quarter of 2009.
Order backlog totaled $152.3 million on April 3, 2010, compared to $73.8 million on December 31, 2009 and $17.0 million on March 28, 2009. Backlog at quarter end includes 26 200 Lean® systems, compared to ten on December 31, 2009 and one on March 28, 2009.
Conference Call Information
The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (800) 642-1687 or, for international callers, (706) 645-9291, and providing Replay Passcode 67643910.
About Intevac
Intevac was founded in 1991 and has two businesses: Equipment and Intevac Photonics.
Equipment Business: We are a leader in the design, development and marketing of high-productivity lean manufacturing systems and have been producing Lean Thinking platforms since 1994. We are the leading supplier of magnetic media processing systems to the hard drive industry and offer high-productivity technology solutions to the photovoltaic and semiconductor industries.
Intevac Photonics: We are a leader in the development and manufacture of leading edge, high-sensitivity imaging products and vision systems, as well as table-top and handheld Raman instruments. Markets addressed include military, industrial, medical and scientific.
For more information call 408-986-9888, or visit the company’s website at www.intevac.com.
200 Lean® is a registered trademark, and LEAN SOLARTM is a trademark, of Intevac, Inc.
Safe Harbor Statement
This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: supply and demand for hard drives, the amount of incremental capacity being added by the industry in 2010 and 2011, growth in hard drives, and the expected momentum of the Photonics business. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: oversupply in the media industry, a slowdown in demand for hard drives and the failure to achieve historical growth rates for the Photonics business, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s regular filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 3,	March 28,
	2010	2009

Net revenues
Equipment	$25,557	$6,118
Intevac Photonics	7,585	6,190

Total net revenues	33,142	12,308

Gross profit	14,478	4,265
Gross margin
Equipment	48.7%	29.9%
Intevac Photonics	26.7%	39.4%

Consolidated	43.7%	34.7%

Operating expenses
Research and development	6,544	8,030
Selling, general and administrative	6,567	5,709

Total operating expenses	13,111	13,739

Operating income (loss)
Equipment	3,880	(6,811)
Intevac Photonics	(1,184)	(1,221)
Corporate	(1,329)	(1,442)

Total operating income (loss)	1,367	(9,474)

Interest and other income	391	430

Profit (loss) before income taxes	1,758	(9,044)
Provision (benefit) for income taxes	328	(3,271)

Net income (loss)	$1,430	$(5,773)

Income (loss) per share
Basic	$0.06	$(0.26)
Diluted	$0.06	$(0.26)
Weighted average common shares outstanding
Basic	22,196	21,882
Diluted	22,975	21,882

INTEVAC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	April 3,	December 31,
	2010	2009
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$47,330	$23,592
Accounts receivable, net	32,803	44,756
Inventories	30,229	19,100
Deferred tax assets	1,492	1,515
Prepaid expenses and other current assets	6,950	6,687

Total current assets	118,804	95,650

Long-term investments	65,329	66,249
Property, plant and equipment, net	11,791	12,351
Deferred tax assets	16,530	16,541
Goodwill	7,905	7,905
Other intangible assets, net	3,398	3,537
Other long-term assets	1,033	1,145

Total assets	$224,790	$203,378

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$15,524	$4,701
Accrued payroll and related liabilities	5,413	2,784
Other accrued liabilities	3,960	11,104
Customer advances	25,712	13,180

Total current liabilities	50,609	31,769

Other long-term liabilities	307	252
Stockholders’ equity
Common stock ($0.001 par value)	22	22
Additional paid in capital	135,574	134,071
Accumulated other comprehensive loss	(2,244)	(1,828)
Retained earnings	40,522	39,092

Total stockholders’ equity	173,874	171,357

Total liabilities and stockholders’ equity	$224,790	$203,378

Note: Amounts as of December 31, 2009 are derived from the December 31, 2009 audited consolidated financial statements.